SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:   July 27, 2004
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (617) 444-3000

Item 5.    Other Events

     On June 17, 2004, we repurchased, in a negotiated transaction, $12.2 million in principal amount of our 5 1/2% Convertible Subordinated Notes due 2007, our 5½% Notes, for a total of $12.7 million in cash, including payment of accrued interest. In addition, on July 26, 2004, we entered into a negotiated agreement with one of the holders of our 5½% Notes to repurchase approximately $13.1 million in principal amount of such notes for approximately $13.5 million, including accrued interest.

Item 7.    Exhibits

     See Exhibit Index following the Signature Page of this Current Report on Form 8-K.

Item 12.    Disclosure of Results of Operations and Financial Condition

     On July 27, 2004, Akamai Technologies, Inc. announced its financial results for the quarter ended June 30, 2004. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2004	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Robert Cobuzzi
Robert Cobuzzi, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 27, 2004